Exhibit 99.1

RealPage Reports First Quarter 2020 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--May 6, 2020--RealPage, Inc.(NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights

  GAAP total revenue of $276.7 million, an increase of 18% year-over-year;
  Net income of $5.6 million, or $0.06 in net income per diluted share, a year-over-year decrease of 50%;
  Adjusted EBITDA of $71.5 million, an increase of 10% year-over-year; and
  Non-GAAP net income of $40.3 million, or $0.43 in non-GAAP net income per diluted share, a year-over-year increase of 7% and 8%, respectively.

Comments on the News

“In the face of COVID-19 headwinds that began to impact our business in March, we are reporting solid first quarter results that include revenue growth of 18% and, excluding changes in restricted cash relating to accounting treatment changes, operating cash flow growth of 22%, both compared to the prior year period,” said Steve Winn, Chairman and CEO of RealPage. “While our range of financial expectations for 2020 includes anticipated headwinds related to lower leasing velocity and delayed new client projects, we remain focused on leading the industry through the storm, including rapidly delivering innovative solutions to optimize rental housing operations such as those that facilitate virtual leasing, living and payments.”

“We are reducing our full year revenue growth outlook by 300 to 500 basis points and our adjusted EBITDA margin guidance by 150 basis points,” said Tom Ernst, CFO and Treasurer of RealPage. “This reduction is driven by lower expectations for bookings in the first half, and slower leasing velocity. While we intend to adjust variable costs due to lower revenue and the realization of some productivity improvements, we do not expect to reduce product development or sales & marketing spend given our view that clients will have an increased need for products and services that help them accelerate their transition to more virtual operations.”

2020 Financial Outlook

RealPage management expects to achieve the following results during the second quarter ending June 30, 2020:

  GAAP total revenue is expected to be in the range of $276 million to $280 million;
  GAAP net income per diluted share is expected to be in the range of $0.00 to $0.05;
  Non-GAAP total revenue is expected to be in the range of $276 million to $280 million;
  Adjusted EBITDA is expected to be in the range of $66 million to $70 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.38 to $0.42;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.7 million.

RealPage management expects to achieve the following results during the calendar year ending December 31, 2020:

  GAAP total revenue is expected to be in the range of $1,114 million to $1,154 million;
  GAAP net income per diluted share is expected to be in the range of $0.22 to $0.33;
  Non-GAAP total revenue is expected to be in the range of $1,115 million to $1,155 million;
  Adjusted EBITDA is expected to be in the range of $290 million to $300 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.74 to $1.84;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.4 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5:00 p.m. EDT today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and to view the company’s presentation slides at https://78449.themediaframe.com/dataconf/productusers/rlpg/mediaframe/37741/indexl.html. In addition, a live dial-in is available domestically at 877-407-9128 and internationally at 201-493-6752. A replay will be available at 877-660-6853 or 201-612-7415.

About RealPage

RealPage provides a technology platform that enables real estate owners and managers to change how people experience and use rental space. Clients use the platform to gain transparency in asset performance, leverage data insights and monetize space to create incremental yields. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 18 million units worldwide from offices in North America, Europe and Asia. For more information about RealPage, please visit https://www.RealPage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its financial outlook for the second quarter ending June 30, 2020 and calendar year ending December 31, 2020, and that the range of financial expectations for 2020 includes anticipated headwinds related to lower leasing velocity and delayed new client projects; our focus on leading the industry through the storm, including rapidly delivering innovative solutions to optimize rental housing operations such as those that facilitate virtual leasing, living and payments; the impact on our financial outlook due to lower expectations for bookings in the first half, slower leasing velocity, and the intent to adjust variable costs due to lower revenue and the realization of some productivity improvements, but not product development or sales and marketing spend given our view that clients will have an increased need for products and services that help them accelerate their transition to more virtual operations. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations. The Company may be required to revise its results contained herein upon finalizing its review of quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or other uncertainty, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including the recently completed acquisitions of Modern Message, Buildium, Investor Management Services, Simple Bills, Hipercept, and Lease Term Solutions; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act;; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2020. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related deferred revenue, (2) depreciation, (3) amortization of product technologies, (4) organizational realignment costs and (5) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income, plus (1) acquisition-related deferred revenue, (2) depreciation, asset impairment, and loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) change in fair value of equity investment, (5) acquisition-related expense, (6) organizational realignment costs, (7) regulatory and legal matters, (8) stock-based expense, (9) interest expense, net, and (10) income tax (benefit) expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding organizational realignment costs and stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding organizational realignment costs and stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) organizational realignment costs, (2) asset impairment and loss on disposal of assets, (3) acquisition-related expense, (4) regulatory and legal matters, and (5) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) organizational realignment costs, (2) asset impairment and loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense, (5) regulatory and legal matters, and (6) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income, plus (1) acquisition-related deferred revenue, (2) asset impairment and loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) acquisition-related expense, (5) organizational realignment costs, (6) regulatory and legal matters, and (7) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income, plus (1) income tax (benefit) expense, (2) acquisition-related deferred revenue, (3) asset impairment and loss on disposal of assets, (4) amortization of product technologies and intangible assets, (5) change in fair value of equity investment, (6) acquisition-related expense, (7) organizational realignment costs, (8) regulatory and legal matters, (9) amortization of convertible note discount, and (10) stock-based expense, less (11) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate.

The company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP Diluted Weighted Average Shares Outstanding. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines "Non-GAAP Diluted Weighted Average Shares Outstanding" as diluted weighted average shares outstanding excluding the impact of shares that are issuable upon conversions of our convertible notes. It is the current intent of the company to settle conversions of the convertible notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts at a point in time. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. The non-GAAP tax rate excludes the tax effect of these items. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to non-GAAP operations. In 2019, the company used a non-GAAP tax rate of approximately 26% to approximate the company’s long-term effective corporate tax rate. During 2019, the company availed itself of research and development tax credits for both federal and state and other state tax credits that will impact its long-term effective tax rate in future periods. For 2020 guidance purposes, the company uses a non-GAAP tax rate of 24% to more align with the expected impact of the credits and other anticipated impacts of US tax reform as rules are clarified by the US Treasury and foreign jurisdictional changes that impact the company’s tax portfolio globally. This non-GAAP tax rate will be reviewed annually to determine whether it remains appropriate in consideration of the company’s operating environment, changes in tax legislation, jurisdictional mix of earnings, and other factors deemed appropriate and necessary.
  Acquisition-related deferred revenue – This item is included to reflect deferred revenue written down for GAAP purposes under purchase accounting in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – This item comprises losses on the disposal and impairment of long-lived assets, and impairment of intangible assets, which are not reflective of the company’s ongoing operations. We believe exclusion of this item facilitates a more accurate comparison of the company’s results of operations between periods.
  Depreciation of long-lived assets – Long-lived assets are depreciated over their estimated useful lives in a manner reflecting the pattern in which the economic benefit is consumed. Management is limited in its ability to change or influence these charges after the asset has been acquired and placed in service. We do not believe that depreciation expense accurately reflects the performance of our ongoing operations for the period in which the charges are incurred, and is therefore not considered by management in making operating decisions.
  Amortization of product technologies and intangible assets – Intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after initial capitalization. Accordingly, this item is not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Change in fair value of equity investment – This item represents changes in fair value of our equity investment based on observable price changes in orderly transactions for an identical or similar investment of the same issuer. We believe exclusion of this item facilitates a more accurate comparison of our results of operations between periods as this item is not reflective of our ongoing operations.
  Acquisition-related expense – This item consists of direct costs incurred in our business acquisition transactions and expenses related to integration activities, and the impact of changes in the fair value of acquisition-related contingent consideration obligations. Examples of these direct costs include transaction fees, due diligence costs, acquisition retention bonuses and severance, and third-party consultants to assist with integration. We believe exclusion of these costs facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Organizational realignment – This item consists of direct costs associated with the alignment of our business strategies. In connection with these actions, we recognize costs related to termination benefits, exit costs associated with closure of facilities, certain asset impairments, cancellation of certain contracts, and other professional and consulting fees associated with these initiatives. We believe exclusion of these costs facilitates a more accurate comparison of our ongoing results of operations between periods.
  Regulatory and legal matters – This item is comprised of certain regulatory and similar costs and certain legal settlement costs, such as costs related to the company’s Hart-Scott-Rodino Antitrust Improvements Act review process incurred in connection with our acquisitions or the settlement of certain legal matters. These costs are excluded as they are irregular in timing and scope, and may not be indicative of our past and future performance. We believe exclusion of these costs facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of the convertible note discount – This item consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item, as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	March 31,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$184,309	$197,154
Restricted cash	241,310	243,323
Accounts receivable, less allowances of $10,622 and $10,271 at March 31, 2020 and December 31, 2019, respectively	131,613	143,127
Prepaid expenses	26,886	24,539
Other current assets	27,519	27,387
Total current assets	611,637	635,530
Property, equipment, and software, net	165,957	163,282
Right-of-use assets	118,741	121,941
Goodwill	1,663,142	1,611,749
Intangible assets, net	369,942	372,996
Deferred tax assets, net	34,249	33,812
Other assets	28,819	30,507
Total assets	$2,992,487	$2,969,817

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,210	$40,092
Accrued expenses and other current liabilities	87,337	89,038
Current portion of deferred revenue	137,904	134,148
Current portion of term loans	22,500	18,750
Customer deposits held in restricted accounts	241,759	243,316
Total current liabilities	529,710	525,344
Deferred revenue	4,490	4,793
Revolving facility	230,000	230,000
Term loans, net	567,942	575,313
Convertible notes, net	308,389	305,188
Lease liabilities, net of current portion	131,099	133,313
Other long-term liabilities	30,014	22,940
Total liabilities	1,801,644	1,796,891
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized, 96,288,420 and 96,100,296 shares issued and 96,277,515 and 94,744,157 shares outstanding at March 31, 2020 and December 31, 2019, respectively	96	96
Additional paid-in capital	1,199,209	1,222,356
Treasury stock, at cost: 10,905 and 1,356,139 shares at March 31, 2020 and December 31, 2019, respectively	(104)	(39,483)
Accumulated deficit	(2,090)	(7,695)
Accumulated other comprehensive loss	(6,268)	(2,348)
Total stockholders’ equity	1,190,843	1,172,926
Total liabilities and stockholders’ equity	$2,992,487	$2,969,817

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenue:
On demand	$268,471	$226,519
Professional and other	8,202	7,787
Total revenue	276,673	234,306
Cost of revenue(1)	108,910	90,194
Amortization of product technologies	13,772	9,514
Gross profit	153,991	134,598
Operating expenses:
Product development(1)	31,548	29,897
Sales and marketing(1)	54,657	44,823
General and administrative(1)	40,528	28,143
Amortization of intangible assets	11,419	9,836
Total operating expenses	138,152	112,699
Operating income	15,839	21,899
Interest expense and other, net	(12,735)	(5,980)
Income before income taxes	3,104	15,919
Income tax (benefit) expense	(2,501)	4,647
Net income	$5,605	$11,272

Net income per share attributable to common stockholders:
Basic	$0.06	$0.12
Diluted	$0.06	$0.12
Weighted average common shares outstanding:
Basic	92,654	91,490
Diluted	95,919	95,561

(1) Includes stock-based expense as follows:
	Three Months Ended
	March 31,
	2020	2019
Cost of revenue	$2,010	$1,331
Product development	1,937	2,480
Sales and marketing	5,888	5,350
General and administrative	6,366	5,752
	$16,201	$14,913

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net income	$5,605	$11,272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,562	27,824
Amortization of debt discount and issuance costs	3,474	3,234
Amortization of right-of-use assets	3,603	3,005
Deferred taxes	(2,992)	2,550
Stock-based expense	16,201	14,913
Loss on disposal and impairment of other long-lived assets	12	286
Change in fair value of equity investment	-	(2,600)
Acquisition-related consideration	489	405
Change in customer deposits	(5,007)	(50,252)
Other changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	6,635	(6,645)
Net cash provided by operating activities	61,582	3,992

Cash flows from investing activities:
Purchases of property, equipment, and software	(13,254)	(10,873)
Acquisition of businesses, net of cash and restricted cash acquired	(59,462)	-
Net cash used in investing activities	(72,716)	(10,873)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(3,750)	(4,033)
Payments on finance lease obligations	(811)	(769)
Payments of acquisition-related consideration	(45)	(11,412)
Proceeds from exercise of stock options	4,906	1,877
Purchase of treasury stock related to stock-based compensation	(3,493)	(5,016)
Other financing activities, net	(26)	-
Net cash used in financing activities	(3,219)	(19,353)
Net decrease in cash, cash equivalents and restricted cash	(14,353)	(26,234)
Effect of exchange rate on cash	(505)	(99)

Cash, cash equivalents and restricted cash:
Beginning of period	440,477	382,758
End of period	$425,619	$356,425

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share and share amounts)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP Total Revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended
	March 31,
	2020	2019
Revenue (GAAP)	$276,673	$234,306
Acquisition-related deferred revenue	400	224
Non-GAAP Total Revenue	$277,073	$234,530

Adjusted Gross Profit
Set forth below is a presentation of the company’s “Adjusted Gross Profit.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended
	March 31,
	2020	2019
Gross profit (GAAP)	$153,991	$134,598
Acquisition-related deferred revenue	400	224
Depreciation	3,780	3,671
Amortization of product technologies	13,772	9,514
Organizational realignment	198	-
Stock-based expense	2,010	1,331
Adjusted Gross Profit	$174,151	$149,338

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2020	2019
Net income (GAAP)	$5,605	$11,272
Acquisition-related deferred revenue	400	224
Depreciation, asset impairment, and loss on disposal of assets	8,383	8,760
Amortization of product technologies and intangible assets	25,191	19,350
Change in fair value of equity investment	-	(2,600)
Acquisition-related expense	3,724	29
Organizational realignment	1,211	-
Regulatory and legal matters	359	-
Stock-based expense	16,201	14,913
Interest expense, net	12,905	8,581
Income tax (benefit) expense	(2,501)	4,647
Adjusted EBITDA	$71,478	$65,176

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended
		March 31,
		2020	2019
Product development expense (GAAP)		$31,548	$29,897
Less:	Organizational realignment	233	-
	Stock-based expense	1,937	2,480
Non-GAAP Product Development Expense		$29,378	$27,417

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended
		March 31,
		2020	2019
Sales and marketing expense (GAAP)		$54,657	$44,823
Less:	Organizational realignment	611	-
	Stock-based expense	5,888	5,350
Non-GAAP Sales and Marketing Expense		$48,158	$39,473

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended
		March 31,
		2020	2019
General and administrative expense (GAAP)		$40,528	$28,143
Less:	Organizational realignment	169	-
	Asset impairment and loss on disposal of assets	12	286
	Acquisition-related expense	3,724	29
	Regulatory and legal matters	359	-
	Stock-based expense	6,366	5,752
Non-GAAP General and Administrative Expense		$29,898	$22,076

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended
		March 31,
		2020	2019
Operating expense (GAAP)		$138,152	$112,699
Less:	Organizational realignment	1,013	-
	Asset impairment and loss on disposal of assets	12	286
	Amortization of intangible assets	11,419	9,836
	Acquisition-related expense	3,724	29
	Regulatory and legal matters	359	-
	Stock-based expense	14,191	13,582
Non-GAAP Operating Expense		$107,434	$88,966

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2020	2019
Operating income (GAAP)	$15,839	$21,899
Acquisition-related deferred revenue	400	224
Asset impairment and loss on disposal of assets	12	286
Amortization of product technologies and intangible assets	25,191	19,350
Acquisition-related expense	3,724	29
Organizational realignment	1,211	-
Regulatory and legal matters	359	-
Stock-based expense	16,201	14,913
Non-GAAP Operating Income	$62,937	$56,701

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2020	2019
Net income (GAAP)	$5,605	$11,272
Income tax (benefit) expense	(2,501)	4,647
Income before income taxes	3,104	15,919

Acquisition-related deferred revenue	400	224
Asset impairment and loss on disposal of assets	12	286
Amortization of product technologies and intangible assets	25,191	19,350
Change in fair value of equity investment	-	(2,600)
Acquisition-related expense	3,724	29
Organizational realignment	1,211	-
Regulatory and legal matters	359	-
Amortization of convertible note discount	2,838	2,676
Stock-based expense	16,201	14,913
Non-GAAP income before income taxes	53,040	50,797
Assumed rate for income tax expense (1)	24.0%	26.0%
Assumed provision for non-GAAP income tax expense	12,730	13,207
Non-GAAP Net Income	$40,310	$37,590

Net income per diluted share	$0.06	$0.12
Non-GAAP Net Income per Diluted Share	$0.43	$0.40

Weighted average outstanding shares - basic	92,654	91,490
Non-GAAP Adjusted Diluted Weighted Average Shares Outstanding:
Weighted average outstanding shares - diluted	95,919	95,561
Dilution offset from convertible note hedge transactions	(2,170)	(2,207)
Non-GAAP Diluted Weighted Average Shares Outstanding (2)	93,749	93,354

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2020	2019
On demand revenue (GAAP)	$268,471	$226,519
Acquisition-related deferred revenue	400	224
Non-GAAP On Demand Revenue	$268,871	$226,743

Ending On Demand Units, Average On Demand Units, ACV, and RPU
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "ACV," and "RPU." Please reference the "Explanation of Non-GAAP Financial Measures" section.
			Three Months Ended
			March 31,
			2020	2019
Ending on demand units			18,949	16,401
Average on demand units			18,712	16,310

ACV			$1,089,189	$912,060
RPU			$57.48	$55.61

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP Total Revenue" guidance for the three months ending June 30, 2020, and the twelve months ending December 31, 2020. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2020		December 31, 2020
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$275,580	$279,580	$1,113,720	$1,153,720
Acquisition-related deferred revenue	420	420	1,280	1,280
Non-GAAP Total Revenue	$276,000	$280,000	$1,115,000	$1,155,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share" guidance for the three months ending June 30, 2020, and the twelve months ending December 31, 2020. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2020		December 31, 2020
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP Net Income:
Net income (GAAP)	$210	$4,510	$21,500	$31,870
Income tax expense	120	1,220	2,820	6,250
Income before income taxes	330	5,730	24,320	38,120

Acquisition-related deferred revenue	420	420	1,280	1,280
Asset impairment and loss on disposal of assets	-	-	20	20
Amortization of product technologies and intangible assets	25,860	25,660	101,250	100,650
Acquisition-related expense	2,520	2,420	10,780	10,480
Organizational realignment	350	150	1,560	1,360
Regulatory and legal matters	-	-	360	360
Amortization of convertible note discount	2,880	2,880	11,610	11,610
Stock-based expense	15,080	14,880	65,410	64,810
Non-GAAP income before income taxes	47,440	52,140	216,590	228,690
Expected effective tax rate (1)	24.0%	24.0%	24.0%	24.0%
Assumed provision for income tax expense	11,386	12,514	51,982	54,886
Non-GAAP Net Income	$36,054	$39,626	$164,608	$173,804

Net income per diluted share	$-	$0.05	$0.22	$0.33
Non-GAAP Net Income per Diluted Share	$0.38	$0.42	$1.74	$1.84

Non-GAAP Adjusted Diluted Weighted Average Shares Outstanding:
Weighted average outstanding shares - diluted	97,233	97,233	96,889	96,889
Dilution offset from convertible note hedge transactions	(2,569)	(2,569)	(2,537)	(2,537)
Non-GAAP Diluted Weighted Average Shares Outstanding (2)	94,664	94,664	94,352	94,352

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending June 30, 2020, and the twelve months ending December 31, 2020. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2020		December 31, 2020
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$210	$4,510	$21,500	$31,870
Acquisition-related deferred revenue	420	420	1,280	1,280
Depreciation, asset impairment, and loss on disposal of assets	9,390	9,190	37,060	36,460
Amortization of product technologies and intangible assets	25,860	25,660	101,250	100,650
Acquisition-related expense	2,520	2,420	10,780	10,480
Organizational realignment	350	150	1,560	1,360
Regulatory and legal matters	-	-	360	360
Stock-based expense	15,080	14,880	65,410	64,810
Interest expense, net	12,050	11,550	47,980	46,480
Income tax expense	120	1,220	2,820	6,250
Adjusted EBITDA	$66,000	$70,000	$290,000	$300,000

(1)	For 2020, the Company uses a 24.0% tax rate to approximate the Company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2)	It is the current intent of the Company to settle conversions of the Convertible Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

(3)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

Contacts

RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com